Sino Agro Food, Inc. Acquires New Feed and Breeding Technologies for its Livestock and Fishery Operations

GUANGZHOU, China, August 30th, 2012 — Sino Agro Food, Inc. (OTCBB: SIAF.OB), an emerging integrated, diversified agriculture technology and organic food company with its principal operations located throughout the Peoples Republic of China (“PRC”), is pleased to announce it has acquired new technologies in feedstock manufacturing, fish feed and "sleepy cod" breeding techniques.

The Company's joint venture project, Qinghai Sanjiang A Power Agriculture Co. Ltd. has acquired a technology based company that holds patents for the manufacturing of concentrated livestock feed formulated for optimal growth of cattle and sheep at different stages of their lifecycles (i.e. from weaning stage throughout various fattening stages).

The new feedstock will be used in combination with the Company's existing feedstock formulas. This new patented feedstock formula has been shown to drop fat content sixty-six percent (66%) in a typical 15 month old beef cattle from 15kg down to 5kg using current feeding formulas.

Mr. Solomon Lee, Chief Executive Officer of the Company, stated, "Sanjiang's existing livestock feed satisfies the daily need of cattle in terms of bulk feed quantities, however concentrated high energy source feed rations are also needed, and until now Sanjiang has not had the technology and knowhow. By acquiring this feed company Sanjiang will now become a fully integrated supplier of livestock feed."

The Company has also executed an agreement to acquire the rights for a new commercial feed and breeding technology specifically designed for Sleepy Cod fish, which the Company currently stocks in its fish farming operations.

The rights include a recipe and manufacturing process for semi-floating feed pellets specifically formulated for adult Sleepy Cod as well as a behavioral method for assimilating Sleepy Cod fingerlings to adapt to the new pellet feed.

Also included is an advanced breeding technique that selectively crossbreeds certain species of Sleepy Cod that produce healthier and faster growing fish. The new crossbreeding technology also enhances the breeding cycle and frequency in mother stocks under sheltered aquaculture conditions.

Mr. Solomon Lee, Chief Executive Officer of the Company, stated, "There has been a common interest between our subsidiary Capital Award and the technology holders to work together since early 2010. We have been providing economic assistance towards the development of this technology. Management is confident that these new technologies will greatly benefit the Company in its production of Sleepy Cod by reducing the cost of feed, reducing labor by eliminating the processing of live bait and reducing the grow out time. Also, the Company will be able to produce its own fingerlings, raising them to maturity under a protected and contained environment thus lowering mortality rate when compared to existing conditions experienced with fingerlings being acquired from an outside open environment."

The Company has also released an updated Corporate presentation that is available on the Company web site at:

http://sinoagrofood.investorroom.com/download/2012+First+Half+Investor+Relations+Presentation.pptx

ABOUT SINO AGRO FOOD, INC.

Sino Agro Food, Inc. (“SIAF”) (http://www.sinoagrofood.com) is an integrated, diversified agricultural technology and organic food company focused on developing, producing and distributing agricultural products in the Peoples Republic of China. The Company intends to focus on meeting the increasing demand of China’s rising middle class for gourmet and high-quality food items. Current lines of business include the manufacture and distribution of beef and lamb products, fish products, bio-organic fertilizer, stock feed and cash crops.

Not a Broker/Dealer or Financial Advisor

Sino Agro Food, Inc. is not a Registered Broker/Dealer or a Financial Advisor, nor does it hold itself out to be a Registered Broker/Dealer or Financial Advisor. All material presented in this press release, on the Company’s website or other media is not to be regarded as investment advice and is only for informative purposes. Readers should verify all claims and conduct their own due diligence before investing in Sino Agro Food, Inc.

Investing in small-cap, micro cap and penny stock securities is speculative and carries a high degree of risk.

No Offer of Securities

None of the information featured in this press release constitutes an offer or solicitation to purchase or to sell any securities of Sino Agro Food, Inc.

FORWARD LOOKING STATEMENTS

This release contains certain “forward-looking statements” relating to the business of SIAF and its subsidiary companies, which can be identified by the use of forward-looking terminology such as “estimates,” “believes,” “anticipates,” “intends,” expects” and similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Certain of these risks and uncertainties are or will be described in greater detail in our filings with the Securities and Exchange Commission. These forward-looking statements are based on SIAF’s current expectations and beliefs concerning future developments and their potential effects on SIAF. There can be no assurance that future developments affecting SIAF will be those anticipated by SIAF. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. SIAF undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Contacts

Sino Agro Food, Inc.

CEO Mr. Solomon Lee

Phone: 86-20-22057860

info@siafchina.com

Investor Relations (US and Europe)

Mr. Chad Sykes

Chad.Sykes@sinoagrofood.com